FOR RELEASE ON: February 8, 2016

CONTACT:    Robert Cherry, VP - Investor Relations
608-361-7530
robert.cherry@regalbeloit.com

Regal Beloit Corporation Announces Fourth Quarter and Full Year 2015 Financial Results

•	Record 2015 Net Sales of $3.5 Billion and Record Adjusted Earnings Per Share

•	Significant Improvement in Adjusted Operating Profit Margin

•	Strong Free Cash Flow

BELOIT, WI - Regal Beloit Corporation (NYSE: RBC) today reported fourth quarter 2015 diluted loss per share of ($0.43), including (i) a goodwill impairment of $58.1 million, net of tax, or $1.30 per share, related to China and oil & gas operations, and (ii) a $12.8 million charge, or $0.29 per share, for the wind down of its Venezuelan operations. Fourth quarter 2015 adjusted diluted earnings per share* were $1.17. Sales for the full year 2015 were a record $3.5 billion, an increase of 8% from 2014.

Key financial results for the fourth quarter 2015 included:

•
Sales of $774 million were flat compared to the prior year with sales increases from the PTS acquisition of 16.5% offset by (i) organic sales declines of 14.0%, approximately half of which was related to the negative effect of five less shipping days in the fourth quarter versus the prior year, and (ii) a negative 2.7% foreign currency translation.

•
Adjusted operating profit of $79.5 million increased 32% from the prior year and represented an adjusted operating profit margin of 10.3%, an increase of 250 basis points from the prior year. GAAP operating loss was ($14.1) million.

•	Adjusted diluted earnings per share of $1.17 represented a 43% increase from the prior year.

•	Free cash flow was 169% of adjusted net income and the Company paid down $77 million of debt.

Fourth quarter 2015 segment highlights versus the prior year fourth quarter included:

•
Commercial and Industrial Systems Segment net sales were $371 million, down 18%. Sales were largely impacted by five fewer shipping days, weakness in oil & gas, a slowdown in the industrial markets in China and a negative 3.7% foreign currency translation. Despite these challenges, adjusted operating profit margin increased 480 basis points to 9.5%, due primarily to the simplification initiative, cost controls, a LIFO benefit and lower bad debt expenses compared to the prior year.

•
Climate Solutions Segment net sales were $210 million, down 18%. Sales were unfavorably impacted by five fewer shipping days, the SEER 13 pre-build, the effect of contractual two-way material price formulas, warmer weather in the North American market and a negative 1.5% foreign currency translation. Even with the lower sales, adjusted operating profit margin increased 130 basis points to 13.2%, due primarily to the benefits of the simplification initiative and cost controls.

•
Power Transmission Solutions Segment net sales increased 182% to $193 million, driven primarily by acquisition growth of $128 million. Sales were negatively impacted by five fewer shipping days, weak oil & gas and agricultural end markets, slower demand in the distribution channel, and a negative 0.6% foreign currency translation.

*This earnings release includes non-GAAP financial measures. Descriptions of why we believe these non-GAAP measures are useful and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included with this earnings release.

“At the beginning of 2015, we set out two key goals: improve operating margins in our legacy businesses and successfully integrate the PTS acquisition,” said Regal Chairman and CEO Mark Gliebe. “We accomplished both of these goals with better-than-expected results. We achieved a 150 basis point year-over-year adjusted operating profit margin improvement for the year, resulting in a 24% increase in adjusted EPS, and we exceeded our PTS synergy targets both in terms of dollars and timing.

"While we faced difficult end markets in the fourth quarter, we were pleased to deliver a 250 basis point year-over-year improvement in adjusted operating profit margin, increase adjusted EPS by 43%, and generate free cash flow of 169% of adjusted net income, which we used to pay down $77 million of debt.”

2016 Outlook

“As we look ahead to 2016, we do not yet see a catalyst that changes the challenging industrial environment. We expect continued weakness in our end markets to put pressure on our sales throughout 2016, although the second half should provide more favorable year over year comparisons.

"Our simplification initiative is at full stride and delivering synergy benefits which will help offset the top line challenges. We expect 2016 adjusted diluted earnings per share to be in the range of $4.80 to $5.20," continued Mr. Gliebe.

Conference Call

Management will hold a conference call to discuss the earnings release at 9:00 AM CST (10:00 AM EST) on February 9, 2016. Individuals who would like to participate by phone should dial 888-317-6003 and enter 9009396 when prompted. International callers should dial 412-317-6061 and enter 9009396 when prompted. To view the presentation during the call, please follow this link to Regal’s Investors page:
http://investors.regalbeloit.com/phoenix.zhtml?c=116222&p=irol-presentations.

To listen to the live audio and view the presentation via the internet, please go to:
https://www.webcaster4.com/Webcast/Page/747/12847.

A telephone replay of the call will be available through May 10, 2016, at 877-344-7529, conference ID 10079299. International callers should call 412-317-0088 using the same conference ID. A webcast replay will be available until May 10, 2016, and can be accessed at
http://investors.regalbeloit.com/phoenix.zhtml?c=116222&p=irol-calendarPast.

About the Company

Regal Beloit Corporation is a leading manufacturer of electric motors, electrical motion controls, power generation and power transmission products serving markets throughout the world. Regal Beloit is headquartered in Beloit, Wisconsin, and has manufacturing, sales and service facilities throughout the United States, Canada, Mexico, Europe and Asia. Regal Beloit’s common stock is a component of the S&P Mid Cap 400 Index and the Russell 1000 Index.

CAUTIONARY STATEMENT
The following is a cautionary statement made under the Private Securities Litigation Reform Act of 1995: With the exception of historical facts, the statements contained in this press release may be forward looking statements. Forward-looking statements represent our management’s judgment regarding future events. In many cases, you can identify forward-looking statements by terminology such as “may,” “will,” “plan,” “expect,” “anticipate,” “estimate,” “believe,” or “continue” or the negative of these terms or other similar words. Actual results and events could differ materially and adversely from those contained in the forward-looking statements due to a number of factors, including: uncertainties regarding our ability to execute our restructuring plans within expected costs and timing; increases in our overall debt levels as a result of the acquisition of the Power Transmission Solutions (“PTS”) business from Emerson Electric Co., or otherwise and our ability to repay principal and interest on our outstanding debt; actions taken by our competitors and our ability to effectively compete in the increasingly competitive global electric motor, power generation and mechanical motion control industries; our ability to develop new products based on technological innovation and the marketplace acceptance of new and existing products; fluctuations in commodity prices and raw material costs; our dependence on significant customers; issues and costs arising from the integration of acquired companies and businesses such as the PTS acquisition, including the timing and impact of purchase accounting adjustments; unanticipated costs or expenses we may incur related to product warranty issues; currency devaluations, non-payment of receivables, governmental restrictions such as price and margin controls, or other difficult operating conditions relating to our doing business in Venezuela; our dependence on key suppliers and the potential effects of supply disruptions; infringement of our intellectual property by third parties, challenges to our intellectual property, and claims of infringement by us of third party technologies; product liability and other litigation, or the failure of our products to perform as anticipated, particularly in high volume applications; economic changes in global markets where we do business, such as reduced demand for the products we sell, currency exchange rates, inflation rates, interest rates, recession, foreign government policies and other external factors that we cannot control; unanticipated liabilities of acquired businesses; effect on earnings of any significant impairment of goodwill or intangible assets; cyclical downturns affecting the global market for capital goods; difficulties associated with managing foreign operations; and other risks and uncertainties including but not limited to those described in Item 1A-Risk Factors of the Company’s Annual Report on Form 10-K filed on March 4, 2015 and from time to time in our reports filed with U.S. Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. The forward-looking statements included in this presentation are made only as of their respective dates, and we undertake no obligation to update these statements to reflect subsequent events or circumstances.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Unaudited
(Amounts in Millions, Except per Share Data)

	Three Months Ended		Twelve Months Ended
	Jan 2, 2016	Jan 3, 2015	Jan 2, 2016	Jan 3, 2015
Net Sales	$773.5	$775.6	$3,509.7	$3,257.1
Cost of Sales	553.7	587.5	2,576.5	2,459.8
Gross Profit	219.8	188.1	933.2	797.3
Operating Expenses	154.0	140.2	600.5	516.3
Goodwill Impairment	79.9	118.5	79.9	119.5
Asset Impairments and Other, Net	—	40.0	—	40.0
Total Operating Expenses	233.9	298.7	680.4	675.8
Income (Loss) From Operations	(14.1)	(110.6)	252.8	121.5
Interest Expense	15.1	8.6	60.2	39.1
Interest Income	1.2	2.5	4.3	7.9
Income (Loss) Before Taxes	(28.0)	(116.7)	196.9	90.3
Provision for (Benefit from) Income Taxes	(9.4)	(0.9)	48.4	54.2
Net Income (Loss)	(18.6)	(115.8)	148.5	36.1
Less: Net Income Attributable to Noncontrolling Interests	0.7	0.7	5.2	5.1
Net Income (Loss) Attributable to Regal Beloit Corporation	$(19.3)	$(116.5)	$143.3	$31.0
Earnings (Loss) Per Share Attributable to Regal Beloit Corporation:
Basic	$(0.43)	$(2.61)	$3.21	$0.69
Assuming Dilution	$(0.43)	$(2.61)	$3.18	$0.69
Cash Dividends Declared	$0.23	$0.22	$0.91	$0.86
Weighted Average Number of Shares Outstanding:
Basic	44.7	44.7	44.7	45.0
Assuming Dilution	44.7	44.7	45.1	45.3

CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited
(Dollars in Millions)
	Jan 2, 2016	Jan 3, 2015
ASSETS
Current Assets:
Cash and Cash Equivalents	$252.9	$334.1
Trade Receivables, less Allowances of $11.3 million in 2015 and $11.6 million in 2014	461.9	447.5
Inventories	775.0	691.7
Prepaid Expenses and Other Current Assets	145.4	111.2
Total Current Assets	1,635.2	1,584.5

Net Property, Plant, Equipment and Noncurrent Assets	2,938.0	1,754.8
Total Assets	$4,573.2	$3,339.3

LIABILITIES AND EQUITY
Current Liabilities:
Accounts Payable	$336.2	$312.2
Other Accrued Expenses	270.3	240.7
Current Maturities of Debt	6.3	7.8
Total Current Liabilities	612.8	560.7

Long-Term Debt	1,715.6	624.7
Other Noncurrent Liabilities	262.0	174.6
Equity:
Total Regal Beloit Corporation Shareholders' Equity	1,937.3	1,934.4
Noncontrolling Interests	45.5	44.9
Total Equity	1,982.8	1,979.3
Total Liabilities and Equity	$4,573.2	$3,339.3

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
Unaudited
(Dollars in Millions)
	Three Months Ended		Twelve Months Ended
	Jan 2, 2016	Jan 3, 2015	Jan 2, 2016	Jan 3, 2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(18.6)	$(115.8)	$148.5	$36.1
Adjustments to reconcile net income (loss) and changes in assets and liabilities (net of acquisitions) to net cash provided by operating activities:
Depreciation and amortization	39.3	35.1	159.4	138.7
Excess tax benefits from share-based compensation	—	(0.1)	(1.3)	(1.3)
Goodwill impairment	79.9	118.5	79.9	119.5
Asset impairment and other, net	—	40.0	—	40.0
Loss (gain) on disposal of assets, net	0.6	(10.5)	2.4	(12.1)
Share-based compensation expense	3.3	3.4	13.9	11.9
Loss on sale of consolidated joint venture	—	—	—	1.9
Loss on Venezuela currency devaluation	—	10.4	1.5	10.4
Change in operating assets and liabilities, net of acquisitions	9.4	(9.9)	(23.2)	(46.9)
Net cash provided by operating activities	113.9	71.1	381.1	298.2
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property, plant and equipment	(26.8)	(23.1)	(92.2)	(83.6)
Net (purchases) sales of investment securities	(4.1)	8.0	(9.8)	(1.9)
Business acquisitions, net of cash acquired	(0.7)	—	(1,401.4)	(128.2)
Additions of equipment on operating leases	—	(0.1)	—	(4.6)
Proceeds from sale of consolidated joint venture	—	0.2	—	0.9
Proceeds from sale of assets	8.0	12.4	15.8	12.5
Net cash used in investing activities	(23.6)	(2.6)	(1,487.6)	(204.9)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net (repayments) borrowings under revolving credit facility	(13.0)	(43.0)	(14.0)	17.0
Net proceeds (repayments) from short-term borrowings	(4.1)	0.5	(0.6)	0.2
Proceeds from long-term debt	—	—	1,250.0	—
Repayments of long-term debt	(60.1)	(0.3)	(132.3)	(150.4)
Dividends paid to shareholders	(10.3)	(9.8)	(40.2)	(37.8)
Payments of contingent consideration	—	(5.3)	—	(13.9)
Proceeds from the exercise of stock options	0.3	0.1	4.1	0.9
Excess tax benefits from share-based compensation	—	0.1	1.3	1.3
Repurchase of common stock	—	—	(12.0)	(35.0)
Distributions to noncontrolling interest	—	—	(0.3)	(0.3)
Purchase of subsidiary shares from noncontrolling interest	—	—	(1.4)	—
Financing fees paid	(0.2)	—	(18.0)	—
Net cash provided by (used in) financing activities	(87.4)	(57.7)	1,036.6	(218.0)
EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	(4.6)	(4.0)	(11.3)	(7.2)
Net increase (decrease) in cash and cash equivalents	(1.7)	6.8	(81.2)	(131.9)
Cash and cash equivalents at beginning of period	254.6	327.3	334.1	466.0
Cash and cash equivalents at end of period	$252.9	$334.1	$252.9	$334.1

SEGMENT INFORMATION
Unaudited
(Dollars In Millions)
	Three Months Ended
	Commercial & Industrial Systems		Climate Solutions		Power Transmission Solutions		Total Regal
	Jan 2, 2016	Jan 3, 2015	Jan 2, 2016	Jan 3, 2015	Jan 2, 2016	Jan 3, 2015	Jan 2, 2016	Jan 3, 2015
Net Sales	$370.7	$451.2	$210.3	$256.2	$192.5	$68.2	$773.5	$775.6

Operating Margin	(16.1)%	(18.7)%	13.7%	2.8%	8.7%	(49.1)%	(1.8)%	(14.2)%
Adjusted Operating Margin Percentage*	9.5%	4.7%	13.2%	11.9%	8.7%	12.3%	10.3%	7.8%

Components of Net Sales:
Organic Sales Growth	(14.0)%	(1.9)%	(16.5)%	9.2%	(5.1)%	14.0%	(14.0)%	3.0%
Acquisitions, Net of Divestitures	(0.2)%	8.1%	—%	—%	188.0%	—%	16.4%	4.8%
Foreign Currency Impact	(3.7)%	(1.6)%	(1.5)%	(0.6)%	(0.6)%	(0.6)%	(2.7)%	(1.2)%

SEGMENT INFORMATION
Unaudited
(Dollars In Millions)
	Twelve Months Ended
	Commercial & Industrial Systems		Climate Solutions		Power Transmission Solutions		Total Regal
	Jan 2, 2016	Jan 3, 2015	Jan 2, 2016	Jan 3, 2015	Jan 2, 2016	Jan 3, 2015	Jan 2, 2016	Jan 3, 2015
Net Sales	$1,694.9	$1,856.1	$1,041.2	$1,134.8	$773.6	$266.2	$3,509.7	$3,257.1

Operating Margin	3.2%	1.8%	14.1%	8.8%	6.8%	(4.4)%	7.2%	3.7%
Adjusted Operating Margin Percentage*	9.1%	7.8%	13.9%	11.7%	10.7%	11.3%	10.9%	9.4%

Components of Net Sales:
Organic Sales Growth	(6.3)%	(0.2)%	(6.7)%	3.5%	(1.1)%	6.3%	(6.0)%	1.6%
Acquisitions, Net of Divestitures	1.5%	7.4%	—%	—%	192.6%	—%	16.6%	4.2%
Foreign Currency Impact	(3.9)%	(0.9)%	(1.6)%	(0.2)%	(1.0)%	—%	(2.8)%	(0.6)%

NON-GAAP MEASURES AND OTHER DEFINITIONS
Unaudited
(Dollars in Millions)

We prepare financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”). We also periodically disclose certain financial measures in our quarterly earnings releases, on investor conference calls, and in investor presentations and similar events that may be considered “non-GAAP” financial measures. We believe that these non-GAAP financial measures are useful measures for providing investors with additional information regarding our results of operations and for helping investors understand and compare our operating results across accounting periods and compared to our peers. In addition, since our management often uses these non-GAAP financial measures to manage and evaluate our business, make operating decisions, and forecast our future results, we believe disclosing these measures helps investors evaluate our business in the same manner as management. This additional information is not meant to be considered in isolation or as a substitute for our results of operations prepared and presented in accordance with GAAP.

In this earnings release, we disclose the following non-GAAP financial measures, and we reconcile these measures in the tables below to the most directly comparable GAAP financial measures: adjusted diluted earnings per share (both historical and projected), adjusted operating profit, adjusted operating profit margin, free cash flow and free cash flow as a percentage of adjusted net income. Adjusted net income represents net income attributable to Regal Beloit Corporation, adjusted to exclude non-cash items of Goodwill Impairment, Asset Impairments and Other, Net, and the Venezuelan Asset Write Down.

In addition to these non-GAAP measures, we also use the term “organic sales” to refer to GAAP sales from existing operations excluding sales from acquired businesses recorded prior to the first anniversary of the acquisition less the amount of sales attributable to any divested businesses (“acquisition sales”), and the impact of foreign currency translation. The impact of foreign currency translation is determined by translating the respective period’s sales (excluding acquisition sales) using the same currency exchange rates that were in effect during the prior year periods. We use the term “organic sales growth” to refer to the increase in our sales between periods that is attributable to organic sales. We use the term “acquisition growth” to refer to the increase in our sales between periods that is attributable to acquisition sales.

ADJUSTED DILUTED EARNINGS PER SHARE	Three Months Ended		Twelve Months Ended
	Jan 2, 2016	Jan 3, 2015	Jan 2, 2016	Jan 3, 2015
Diluted Earnings (Loss) Per Share	$(0.43)	$(2.61)	$3.18	$0.69
Goodwill Impairment [1]	1.30	2.60	1.29	2.59
Asset Impairments and Other, Net	—	0.67	—	0.66
Venezuelan Asset Write Down	0.29	—	0.28	—
Purchase Accounting and Transaction Costs	—	0.09	0.47	0.14
Restructuring Costs	0.06	0.03	0.13	0.18
Venezuelan Currency Devaluation	—	0.15	0.02	0.15
Gain on Disposal of Real Estate	(0.05)	(0.20)	(0.04)	(0.23)
Loss on Divestiture Bankruptcy	—	0.09	—	0.09
Loss on Sale of Joint Venture	—	—	—	0.04
Adjusted Diluted Earnings Per Share	$1.17	$0.82	$5.33	$4.31

1.	Goodwill impairment is subject to finalization.

ADJUSTED OPERATING INCOME

	Three Months Ended
	Commercial & Industrial Systems		Climate Solutions		Power Transmission Solutions		Total Regal
	Jan 2, 2016	Jan 3, 2015	Jan 2, 2016	Jan 3, 2015	Jan 2, 2016	Jan 3, 2015	Jan 2, 2016	Jan 3, 2015
Income (Loss) from Operations	$(59.7)	$(84.2)	$28.9	$7.1	$16.7	$(33.5)	$(14.1)	$(110.6)
Goodwill Impairment [1]	79.9	99.7	—	7.7	—	11.1	79.9	118.5
Asset Impairments and Other, Net	—	—	—	13.8	—	26.2	—	40.0
Venezuelan Asset Write Down	12.8	—	—	—	—	—	12.8	—
Purchase Accounting and Transaction Costs	—	0.7	—	—	—	4.4	—	5.1
Restructuring Costs	2.1	0.4	2.2	1.8	—	0.2	4.3	2.4
Venezuelan Currency Devaluation	—	10.4	—	—	—	—	—	10.4
Gain on Disposal of Real Estate	—	(11.9)	(3.4)	—	—	—	(3.4)	(11.9)
Loss on Divestiture Bankruptcy	—	6.3	—	—	—	—	—	6.3
Adjusted Income from Operations	$35.1	$21.4	$27.7	$30.4	$16.7	$8.4	$79.5	$60.2

GAAP Operating Margin %	(16.1)%	(18.7)%	13.7%	2.8%	8.7%	(49.1)%	(1.8)%	(14.2)%
Adjusted Operating Margin %	9.5%	4.7%	13.2%	11.9%	8.7%	12.3%	10.3%	7.8%

1.	Goodwill impairment is subject to finalization.

ADJUSTED OPERATING INCOME

	Twelve Months Ended
	Commercial & Industrial Systems		Climate Solutions		Power Transmission Solutions		Total Regal
	Jan 2, 2016	Jan 3, 2015	Jan 2, 2016	Jan 3, 2015	Jan 2, 2016	Jan 3, 2015	Jan 2, 2016	Jan 3, 2015
Income from Operations	$53.9	$33.6	$146.7	$99.6	$52.2	$(11.7)	$252.8	$121.5
Goodwill Impairment [1]	79.9	100.7	—	7.7	—	11.1	79.9	119.5
Asset Impairments and Other, Net	—	—	—	13.8	—	26.2	—	40.0
Purchase Accounting and Transaction Costs	—	4.0	—	—	29.8	4.4	29.8	8.4
Venezuelan Asset Write Down	12.8	—	—	—	—	—	12.8	—
Restructuring Costs	6.8	1.6	1.5	11.4	0.6	0.2	8.9	13.2
Venezuelan Currency Devaluation	1.5	10.4	—	—	—	—	1.5	10.4
Gain on Disposal of Real Estate	—	(13.9)	(3.4)	—	—	—	(3.4)	(13.9)
Loss on Sale of Joint Venture	—	1.9	—	—	—	—	—	1.9
Loss on Divestiture Bankruptcy	—	6.3	—	—	—	—	—	6.3
Adjusted Income from Operations	$154.9	$144.6	$144.8	$132.5	$82.6	$30.2	$382.3	$307.3

GAAP Operating Margin %	3.2%	1.8%	14.1%	8.8%	6.8%	(4.4)%	7.2%	3.7%
Adjusted Operating Margin %	9.1%	7.8%	13.9%	11.7%	10.7%	11.3%	10.9%	9.4%

1.	Goodwill impairment is subject to finalization.

FREE CASH FLOW RECONCILIATION	Three Months Ended		Twelve Months Ended
	Jan 2, 2016	Jan 3, 2015	Jan 2, 2016	Jan 3, 2015
Net Cash Provided by Operating Activities	$113.9	$71.1	$381.1	$298.2
Additions to Property Plant and Equipment	(26.8)	(23.1)	(92.2)	(83.6)
Free Cash Flow	$87.1	$48.0	$288.9	$214.6
Free Cash Flow as a Percentage of Adjusted Net Income	168.8%	161.6%	134.9%	120.4%

	Three Months Ended		Twelve Months Ended
ADJUSTED NET INCOME	Jan 2, 2016	Jan 3, 2015	Jan 2, 2016	Jan 3, 2015
GAAP Net Income (Loss) Attributable to Regal Beloit Corporation	$(19.3)	$(116.5)	$143.3	$31.0
Goodwill Impairment [1]	79.9	118.5	79.9	119.5
Asset Impairments and Other, Net	—	40.0	—	40.0
Venezuelan Asset Write Down	12.8	—	12.8	—
Tax Effect from Goodwill Impairment and Asset Impairments and Other, Net	(21.8)	(12.3)	(21.8)	(12.3)
Adjusted Net Income	$51.6	$29.7	$214.2	$178.2

1.	Goodwill impairment is subject to finalization.

RECONCILIATION OF 2016 ADJUSTED ANNUAL GUIDANCE	Minimum	Maximum
2016 EPS Annual Guidance	$4.66	$5.06
Restructuring	0.14	0.14
2016 Adjusted EPS Annual Guidance	$4.80	$5.20

ORGANIC GROWTH	Three Months Ended	Twelve Months Ended
	Jan 2, 2016	Jan 2, 2016
Net Sales	$773.5	$3,509.7
Net Sales from Businesses Acquired	(128.2)	(552.5)
Impact from Foreign Currency Exchange Rates	20.7	92.0
Net Sales from Businesses Divested	1.0	11.5
Adjusted Net Sales	$667.0	$3,060.7

Net Sales Three and Twelve Months Ended January 3, 2015	$775.6	$3,257.1

Organic Growth %	(14.0)%	(6.0)%